Exhibit 10.22

REMY INTERNATIONAL, INC.

OMNIBUS INCENTIVE PLAN

Notice of Restricted Stock Grant for Directors

You (the “Grantee”) have been granted the following award of restricted Common Stock (the “Restricted Stock”) of Remy International, Inc. (the “Company”), par value [$    ] per share (the “Shares”), pursuant to the Remy International, Inc. Omnibus Incentive Plan (the “Plan”):

Name of Grantee:

Number of Shares of Restricted Stock Granted:

Effective Date of Grant:

Vesting and Period of Restriction:	Subject to the terms of the Plan and the Restricted Stock Award Agreement attached hereto (the “Agreement”), the Period of Restriction shall lapse, and the shares of Restricted Stock granted hereunder shall vest and become free of the forfeiture and transfer restrictions contained in the Agreement with respect to one-half of the total number of Shares of Restricted Stock granted under this Agreement on each anniversary of the Effective Date of Grant, until fully vested.

By your signature and the signature of the Company’s representative below, you and the Company agree and acknowledge that this grant of Restricted Stock is granted under and governed by the terms and conditions of the Plan and the attached Restricted Stock Award Agreement, which are incorporated herein by reference, and that you have been provided with a copy of the Plan and Restricted Stock Agreement.

Grantee:	Remy International, Inc.

By:
(Name)	Name:

Date:	Title:
Address:

REMY INTERNATIONAL, INC.

OMNIBUS INCENTIVE PLAN

Restricted Stock Award Agreement

SECTION 1. GRANT OF RESTRICTED STOCK

(a) Restricted Stock. On the terms and conditions set forth in the Notice of Restricted Stock Grant and this Restricted Stock Award Agreement (the “Agreement”), the Company grants to the Grantee on the Effective Date of Grant the Shares of Restricted Stock (the “Restricted Stock”) set forth in the Notice of Restricted Stock Grant.

(b) Plan and Defined Terms. The Restricted Stock is granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Notice of Restricted Stock Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

SECTION 2. FORFEITURE AND TRANSFER RESTRICTIONS

(a) Forfeitures.

(i) If the Grantee resigns as a Director, the Grantee shall, for no consideration, forfeit to the Company the Shares of Restricted Stock to the extent such Shares remain subject to a Period of Restriction at the time of such termination of the Grantee’s service.

(ii) If the Grantee’s service as a Director is terminated due to the Grantee’s death or Disability, a portion of the Shares which on the date of termination of service remain subject to a Period of Restrictions shall vest and become free of the forfeiture and transfer restrictions contained in the Agreement. The portion which shall vest shall be determined by the following formula (rounded to the nearest whole Share):

(A x B) – C, where

A = the total number of Shares granted under this Agreement,

B = the number of completed months to the date of termination of service as a Director since the Effective Date of Grant divided by 24, and

C = the number of Shares granted under this Agreement which vested on or prior to the date of service termination.

Any Shares which were subject to a Period of Restrictions on the date of the service termination and which will not be vested pursuant to the first two sentences of this Section 2(a)(ii) shall be forfeited to the Company, for no consideration.

(iii) Upon a Change in Control, all Shares which remain subject to a Period of Restrictions on the effective date of such Change in Control shall vest and become free of the forfeiture and transfer restrictions contained in this Agreement.

(iv) If the Grantee’s service as a Director is terminated for any reason other than death, Disability, or the Director’s resignation, all Shares subject to a Period of Restrictions shall, on the date of service termination, vest and become free of the forfeiture and transfer restrictions contained in the Agreement.

(v) The term “Disability” shall mean the inability to perform the Grantee’s duties as a Director due to a physical or mental illness for a period of at lease six (6) months as determined in the sole discretion of the majority of the members (excluding Grantee) of the Board.

(b) Transfer Restrictions. During the Period of Restriction, the Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent such Shares are subject to a Period of Restriction.

(c) Lapse of Restrictions. The Period of Restriction shall lapse as to the Restricted Stock in accordance with the Notice of Restricted Stock Grant. Subject to the terms of the Plan, upon lapse of the Period of Restriction, the Grantee shall own the Shares that are subject to this Agreement free of all restrictions otherwise imposed by this Agreement.

SECTION 3. STOCK CERTIFICATES

As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Grantee’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Grantee until the Period of Restriction has lapsed. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. The Grantee may be required to execute and return to the Company a blank stock power for each Restricted Stock certificate (or instruction letter, with respect to Shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Stock that is forfeited in accordance with this Agreement.

SECTION 4. SHAREHOLDER RIGHTS

Except for the transfer and dividend restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Grantee shall have all other rights of a holder of Shares, including the right to vote (or to execute proxies for voting) such Shares. Unless otherwise determined by the Committee, if all or part of a dividend in respect of the Restricted Stock is paid in Shares or any other security issued by the Company, such Shares or other securities shall be held by the Company subject to the same restrictions as the Restricted Stock in respect of which the dividend was paid.

SECTION 5. DIVIDENDS

(a) Any dividends paid with respect to Shares which remain subject to a Period of Restriction shall not be paid to the Grantee but shall be held by the Company.

(b) Such held dividends shall be subject to the same Period of Restriction as the Shares to which they relate.

(c) Any dividends held pursuant to this Section 5 which are attributable to Shares which vest pursuant to this Agreement shall be paid to the Grantee within 30 days of the applicable vesting date.

(d) Dividends attributable to Shares forfeited pursuant to Section 2 of this Agreement shall be forfeited to the Company on the date such Shares are forfeited.

SECTION 6. MISCELLANEOUS PROVISIONS

(a) Ratification of Actions. By accepting this Agreement, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Restricted Stock Grant by the Company, the Board or the Committee.

(b) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(c) Choice of Law. This Agreement and the Notice of Restricted Stock Grant shall be governed by, and construed in accordance with, the laws of Indiana, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Plan, this Agreement or the Notice of Restricted Stock Grant to be governed by or construed in accordance with the substantive law of another jurisdiction.

(d) Arbitration. Subject to, and in accordance with the provisions of Article 3 of the Plan, any dispute or claim arising out of or relating to the Plan, this Agreement or the Notice of Restricted Stock Grant shall be settled by binding arbitration before a single arbitrator in Indianapolis, Indiana and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Plan, this Agreement and the Notice of Restricted Stock Grant, provided that all substantive questions of law shall be determined in accordance with the state and federal laws applicable in Indiana, without regard to internal principles relating to conflict of laws.

(e) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.3 of the Plan may be made without such written agreement.

(f) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(g) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.

(h) Section 409A Compliance. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Plan and the Award Agreement shall be interpreted accordingly.

4